UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DDI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 18, 2012, DDi Corp. (“DDi”) and Viasystems Group, Inc. (“Viasystems”) jointly announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the previously announced acquisition of DDi by Viasystems has expired without a request for additional information by the U.S. Department of Justice or the Federal Trade Commission.

The transaction still requires approval by DDi’s stockholders. Both companies now expect the transaction to close by May 31, 2012.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as “both companies now expect” or other words or phrases of similar import. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, such as the ability of Viasystems and DDi to consummate the proposed merger and the satisfaction of the conditions precedent to such consummation, including the ability to secure all necessary regulatory approvals in a timely manner; and the other risks and important factors contained and identified in each of Viasystems’ and DDi’s most recent Quarterly Report on Form 10-Q, and other SEC filings of the companies, that could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release. Neither Viasystems nor DDi undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger with Viasystems. In connection with the proposed merger, DDi has filed a proxy statement in preliminary and definitive form with the SEC. STOCKHOLDERS OF DDI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DDI’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain the documents free of charge at the SEC’s website, http://www.sec.gov. Documents are also available for free from DDi by contacting DDi’s Corporate Secretary at (714) 688-7200 or legal@ddiglobal.com.

Participants in the Solicitation

DDi, Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about DDi’s directors and executive officers is set forth in its amended Annual Report on Form 10-K/A, which was filed with the SEC on April 25, 2012. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s Investor Relations Page on its corporate website at www.ddiglobal.com. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents are available free of charge at the SEC’s web site at www.sec.gov, and by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attention: Investor Relations, or by going to Viasystems’ Investor Relations page on its corporate web site at www.viasystems.com. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition filed with the SEC on April 24, 2012.